Exhibit 4(viii)

EAGLE

LIFE INSURANCE COMPANY

[6000 Westown Parkway]

[West Des Moines, Iowa 50266]

[(866) 526-0995]

A STOCK LIFE INSURANCE COMPANY

We pay the benefits of this Contract, subject to all of its provisions, terms and conditions. We issue this Contract based on the attached Application and payment of the Initial Premium on or before the Contract Date.

15 DAY RIGHT TO EXAMINE CONTRACT

YOU MAY RETURN THIS CONTRACT TO YOUR AGENT OR OUR HOME OFFICE FOR UP TO 15 DAYS AFTER YOU RECEIVE IT, 30 DAYS IF REPLACEMENT IS INVOLVED. THIS CONTRACT WILL BE VOID UPON OUR, OR OUR AGENT’S, RECEIPT OF YOUR RETURNED CONTRACT.  WITHIN 10 DAYS OF THE EARLIER OF OUR, OR OUR AGENT’S, RECEIPT OF YOUR RETURNED CONTRACT, WE WILL REFUND ANY PREMIUM PAID.

Signed for the Company at Des Moines, Iowa, on the Contract Date.

/s/ Debra J. Richardson	/s/ D. J. Noble
Debra J. Richardson	D. J. Noble
Secretary	President

FLEXIBLE PREMIUM DEFERRED ANNUITY CONTRACT WITH INDEX-LINKED INTEREST OPTIONS AND A MARKET VALUE ADJUSTMENT

The Market Value Adjustment feature may result in both upward and downward adjustments in Partial Withdrawals and Surrender Benefits

Index Credits currently linked to S&P 500 Index

10% Penalty-free Withdrawal Option available after 1st Contract Year
Death Benefit Prior to Maturity
Monthly Income at Maturity
No Dividends
Nonparticipating
Although Contract Values may be affected by an external Index, the Contract does not participate in any stock or equity investments

This is a legal Contract between You and Us.

READ YOUR CONTRACT CAREFULLY

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TABLE OF CONTENTS

Contract Proceeds and Pay-out Provisions	Page 12
Contract Specifications	Page 3
Contract Values Provisions	Page 8-11
Death Pay-out Provisions	Page 14
Definitions	Page 5
General Provisions	Page 6
Income for Specified Period Factors	Page 16
Joint and Survivor Income Factors	Page 18
Life Income with Specified Period Certain Factors	Page 17
Maturity Pay-out Provisions	Page 12
Premium Provisions	Page 7
Settlement Option Pay-out Provisions	Page 15
Table of Guaranteed Values	Page 19
Value Specifications	Page 4
Withdrawal and Surrender Pay-out Provisions	Page 13

“Standard & Poor’s®”, “S&P®”, “S&P 500®”, “Standard & Poor’s 500” and “500” are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by Eagle Life Insurance Company. This Product is not sponsored, endorsed, sold or promoted by Standard & Poor’s and Standard & Poor’s makes no representation regarding the advisability of purchasing this Product.

CONTRACT SPECIFICATIONS

1.	Contract Number:	[123456]
2.	Contract Date:	[January 1, 2010]
3.	Owner:	[John Doe]
4.	Annuitant:	[John Doe]
5.	Annuitant’s Issue Age:	[35]
6.	Annuitant’s Sex:	[M]
7.	Maturity Date:	[January 1, 2089]
8.	Initial Premium:	[$20,000]
9.	Planned Premium Mode:	[Annual]
10.	Planned Premium Amount:	[$4,000]
	Minimum Contract Value Allowed:	$2,000
11.	Minimum Guaranteed Interest Rate (MGIR):	[1.5%]*
12.	Index used in MVA calculation:	[The BofA Merrill Lynch 3-5 Year US Corporate Index (C2A0)]

*Applies to Minimum Guaranteed Surrender Value only.

Surrender Charge Period:	3 Contract Years
Surrender Charge Percentage:

Contract Year:	1	2	3	4+
Percentage:	7	6	5	0

13.  Nonforfeiture Values: The nonforfeiture values for this contract are calculated by accumulating 87.5% of all premiums, less all withdrawals, at the nonforfeiture interest rate of [1.10%].

The minimum contract values provided under this Contract meet or exceed the required minimum nonforfeiture values.

14.	[Delivery State DOI]
15.	Phone Number: [Phone # of delivery state DOI]

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3

CONTRACT SPECIFICATIONS

Contract Number:	[123456]
Contract Date:	[January 1, 2010]
Owner:	[John Doe]
Annuitant:	[John Doe]
Annuitant’s Issue Age:	[35]
Annuitant’s Sex:	[M]
Maturity Date:	[January 1, 2089]
Initial Premium:	[$20,000]
Planned Premium Mode:	[Annual]
Planned Premium Amount:	[$4,000]
Minimum Contract Value Allowed:	$2,000
Minimum Guaranteed Interest Rate (MGIR):	[1.5%]*
Index used in MVA calculation:	[The BofA Merrill Lynch 5-7 Year US Corporate Index (C3A0)]

*Applies to Minimum Guaranteed Surrender Value only.

Surrender Charge Period:	5 Contract Years
Surrender Charge Percentage:

Contract Year:	1	2	3	4	5	6+
Percentage:	7	6	5	4	3	0

Nonforfeiture Values: The nonforfeiture values for this contract are calculated by accumulating 87.5% of all premiums, less all withdrawals, at the nonforfeiture interest rate of [1.10%].

The minimum contract values provided under this Contract meet or exceed the required minimum nonforfeiture values.

[Delivery State DOI]

Phone Number: [Phone # of delivery state DOI]

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CONTRACT SPECIFICATIONS

Contract Number:	[123456]
Contract Date:	[January 1, 2010]
Owner:	[John Doe]
Annuitant:	[John Doe]
Annuitant’s Issue Age:	[35]
Annuitant’s Sex:	[M]
Maturity Date:	[January 1, 2089]
Initial Premium:	[$20,000]
Planned Premium Mode:	[Annual]
Planned Premium Amount:	[$4,000]
Minimum Contract Value Allowed:	$2,000
Minimum Guaranteed Interest Rate (MGIR):	[1.5%]*
Index used in MVA calculation:	[The BofA Merrill Lynch 5-7 Year US Corporate Index (C3A0)]

*Applies to Minimum Guaranteed Surrender Value only.

Surrender Charge Period:	7 Contract Years
Surrender Charge Percentage:

Contract Year:	1	2	3	4	5	6	7	8+
Percentage:	7	6	5	4	3	2	1	0

Nonforfeiture Values: The nonforfeiture values for this contract are calculated by accumulating 87.5% of all premiums, less all withdrawals, at the nonforfeiture interest rate of [1.10%].

The minimum contract values provided under this Contract meet or exceed the required minimum nonforfeiture values.

[Delivery State DOI]

Phone Number: [Phone # of delivery state DOI]

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VALUE OPTION SPECIFICATIONS

FIXED VALUE OPTION

16.	Initial Premium:	[0.00]
17.	Initial Interest Rate:	[1.50%]
	Initial Interest Rate Guarantee Period:	1st Contract Year
	Minimum Guaranteed Interest Rate (FV-MGIR):	1.00%
	FV-MGIR Guarantee Period:	Life of Contract

INDEXED VALUE OPTIONS

	Cap Rate Guarantee Period:	One Contract Year
The above Indexed Value Specification limit applies to each Indexed Value Option listed below.

ANNUAL POINT TO POINT VALUE OPTION
18.	Index:	[Standard & Poor’s 500 Composite Stock Price Index]
19.	Initial Premium:	[$10,000]
20.	Index on Contract Date:	[800]
21.	Initial Cap Rate:	[7%]
	Guaranteed Minimum Cap Rate:	4%

MONTHLY POINT TO POINT (MPT) VALUE OPTION
22.	Index:	[Standard & Poor’s 500 Composite Stock Price Index]
23.	Initial Premium:	[$10,000]
24.	Index on Contract Date:	[800]
25.	MPT Monthly Cap Rate:	[3%]
	MPT Guaranteed Minimum Monthly Cap Rate:	1%

Index Credits may not be reflected in Your Cash Surrender Value due to the calculation of the Minimum Guaranteed Surrender Value described on Page 8.

Note: You may check current indices in the Wall Street Journal, in Barron’s, on the Internet, or with Your financial advisor.

Index linked returns do not include the portion of returns generated by the underlying Index that comes from dividends.

We can change Cap Rates once each Contract Year, subject to guaranteed minimums shown, and based on future anticipated experience.

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DEFINITIONS

In this Contract, these terms mean:

WE, OUR, US, COMPANY:	EAGLE LIFE INSURANCE COMPANY

OWNER, YOU, YOUR:	The person named in the Application or by later changes as the Owner. The Owner has all rights under this Contract.

ANNUITANT:	The person shown on Page 3 whose life is the measuring life for Your Contract. The Annuitant and Owner must be the same unless the owner is a non-natural person.

PAYEE:	The person to whom We pay Proceeds.

BENEFICIARY:	The person or persons shown on the Application or by later changes to whom We pay death Proceeds. You may change a Beneficiary as this Contract allows.

APPLICATION:	The form You filled out to apply for this Contract. We have attached a copy.

NOTICE, NOTIFY, NOTIFYING:	Written requests and information We receive at Our Home Office, at address shown on Page 1, that You sign, and We accept.

AGE:	The Annuitant’s Age last birthday.

CONTRACT DATE, ISSUE DATE:	The date this Contract becomes effective. This Contract does not take effect until delivered to You and You have paid the Initial Premium.

MATURITY DATE:	The Maturity Date is the last date this Contract can remain in force, is first Contract Anniversary after Annuitant’s 114th birthday, and is shown on Page 3.

Please Note: Annuitization Option is also available and is described on Page 12.

INDEX:	The Index is Standard & Poor’s 500 Composite Stock Price Index or any substituted suitable alternative index.

INDEX PRICE:	The Index Price as of any date is the closing Price of the Index on that date.

INDEX DATE:

The Index Date is the Contract Date and the same day of each month thereafter. If the same day does not exist in a month, such as the 31st, We use the first preceding day. Example: If the Contract Date is January 31, 2009, the next Index Date is February 28, 2009, and the last day of each month thereafter.

CONTRACT YEAR, ANNIVERSARY:

We compute Contract Years and Anniversaries from the Contract Date. Example: If the Contract Date is January 1, 2009, the first Contract Year ends on December 31, 2009, and the first Anniversary falls on January 1, 2010.

CAP RATES:

The percentages shown on Page 4, used in calculating the Index Credits as described on Page 10. We declare the Cap Rates annually in advance. The Cap Rates will never be less than the Guaranteed Minimum Cap Rate and are guaranteed for the Cap Rate Guarantee Period shown on Page 4.

GENERAL PROVISIONS

CONTRACT

This Contract, attached Application, and any attached amendments, riders or endorsements make up the entire Contract. All statements made by Applicant on the Application for issuance of the Contract are representations and not warranties.

CONTRACT CHANGES

No one may change any part of this Contract or waive any provision except You or one of Our officers. Both must agree to the change. All changes must be in writing.

CONFORMITY WITH THE LAW

The provisions of this Contract conform to the minimum requirements of the delivery state. If any provision of this Contract is in conflict with the laws of the delivery state, the Contract is hereby amended to conform with the laws of the delivery state. The laws of the delivery state control over any conflicting laws of any other state where the Owner may live on or after the Contract Date.

CHANGES IN THE LAW

We will amend this Contract to comply with any changes in laws governing it or taxation of benefits under it.

OWNERSHIP*

This Contract belongs to You. You have all rights, subject to the rights of: any irrevocable Beneficiary; any assignee of record with Us; and any restricted Ownership. You may change the Owner by giving Us written Notice. We reserve the right, except to the extent prohibited by applicable state law or regulation, or by the action of the Insurance Commissioner, Bank Commissioner, or any agency or officer performing like functions of the applicable State, to require that any change of Owner will be effective only upon Our acceptance, and to refuse such changes at any time on a non-discriminatory basis. No change applies to any action We take before receiving Notice. A change of Owner does not change the Beneficiary.

ASSIGNMENT*

You may assign this Contract by giving Us written Notice. We reserve the right, except to the extent prohibited by applicable state law or regulation or Bank Commissioner, or any agency or officer performing like functions of the applicable State, to require that assignment will be effective only upon Our acceptance, and to refuse assignments at any time on a non-discriminatory basis. No assignment applies to any action We take before receiving Notice.

*Qualified contracts may not be transferred or assigned.

INCONTESTABILITY

We will not contest this Contract after it has been in force during the Annuitant’s lifetime for 2 years from the Issue Date, except in the case of fraud in the procurement of the contract, when permitted by applicable law in the state where the Contract is delivered. Read the Application, a copy of which is attached. If anything is not true or complete to the best of Your knowledge and belief, Notify Us.

NONFORFEITABILITY

Before the Maturity Date, the Cash Surrender Value is always nonforfeitable.

INTEREST RATES

The rate and duration of the Fixed Value Initial Interest Rate shown on Page 4 apply only to Your Fixed Value Initial Premium. We declare Our Current Fixed Value Interest Rate in advance and guarantee it will never be less than the Fixed Value Minimum Guaranteed Interest Rate(FV-MGIR). The Minimum Guaranteed Interest Rate (MGIR) shown on Page 3, applies to Minimum Guaranteed Surrender Value only, is based on the average of the 5 Year Constant Maturity Treasury Rate for October of the previous year, and is guaranteed until this Contract terminates. All Interest Rates are calculated as an effective annual rate, compounded daily.

RESERVE BASIS

The reserve method and basis for this Contract are on file with the Insurance Department in Your state.

STATEMENT OF VALUES

Once each year, We will send You a Statement of Values. Using current information as of no more than 4 months prior to the mailing date, it will show:  Beginning and ending dates of the Statement of Values; Premiums paid; Withdrawals and applicable Surrender Charges; Values as described on Pages 8, 9, 10, & 11 before application of MVA; MVA amount used to determine Cash Surrender Value; Interest Rates; and Caps. We will provide additional reports to You upon request at no additional fee.

TERMINATION

This Contract terminates on the earliest of:

(1)           The date You do not maintain Minimum Values as described on Page 11;

(2)           The date You choose to exercise the Annuitization Option described on Page 12;

(3)           The date You Surrender Your Contract;

(4)           The date the Annuitant or Owner dies; or

(5)           The Maturity Date.

PREMIUM PROVISIONS

PAYMENT AND ALLOCATION OF PREMIUMS

The Initial Premium, the amount We receive with Your Application, as shown on Page 3, is due on the Contract Date. You may direct all or any portion of Your Initial Premium to either Your Fixed Value Option, either of the Indexed Value Options, or any combination thereof, subject to the Limitations below. You may make Additional Premium payments after the Initial Premium in any amount and frequency, also subject to Limitations below.  Your Additional Premiums will automatically go into Your Fixed Value Option as described in Transfer of Additional Premium Payments below.

If mandated under applicable law, We may be required to reject a Premium Payment. We may also be required to provide additional information about an Owner and an Owner’s Contract to government regulators.

TRANSFER OF ADDITIONAL PREMIUM PAYMENTS

We will hold Your Additional Premiums in Your Fixed Value Option, credit Interest as described in Fixed Value Option section, and unless You elect otherwise under Transfer of Values Option, the Premiums and Interest thereon will remain in the Fixed Value Option.

LIMITATIONS

(1)           Initial Premium

a.             The minimum Initial Premium We will accept is $10,000.

b.             The minimum required to select allocation to an Indexed Value Option is 10% of Your Initial Premium.

(2)           Additional Premiums - You may pay Additional Premiums if:

a.             The Contract is in force;

b.             The Owner/Annuitant is alive;

c.             The Additional Premium is at least $1,000; and

d.             The maximum cumulative Premium per Owner/Annuitant is $1,000,000.

CONTRACT VALUES PROVISIONS

CONTRACT VALUE

Your Contract Value equals the sum of:

(1)                                The value of Your Fixed Value Option; plus

(2)                                The value of Your Indexed Value Options.

We allocate Your Premiums between Your Fixed and/or Indexed Value Options as You direct, subject to Our rules governing Premium allocation. See “PREMIUM PROVISIONS” section above.

CASH SURRENDER VALUE

The Cash Surrender Value is the amount of Proceeds payable if You Surrender this Contract during the Surrender Charge Period, and is equal to the greater of:

(1)                                Contract Value minus any applicable Surrender Charges and plus or minus applicable MVA, each calculated as described on Pages 8 & 9; or

(2)                                Minimum Guaranteed Surrender Value.

MINIMUM GUARANTEED SURRENDER VALUE

The Surrender Value of Your Contract will never be less than:

(1)                                87.5% of all Premiums; less

(2)                                Any Withdrawal Proceeds;

(3)                                Accumulated at Minimum Guaranteed Interest Rate as shown on Page 3.

SURRENDER CHARGE

We take a Surrender Charge on Partial Withdrawals or full Surrenders during the Surrender Charge Period. We calculate Surrender Charges as follows:

(1)                                At Partial Withdrawal, the Withdrawal Amount times the applicable Surrender Charge Percentage shown on Page 3; or

(2)                                At Surrender, the Contract Value, plus any Penalty-Free Withdrawal Proceeds taken in the last 12 months, times the applicable Surrender Charge Percentage shown on Page 3.

MARKET VALUE ADJUSTMENT (MVA)

The Market Value Adjustment is an amount by which we adjust pay-out amounts during the Surrender Charge Period, and is calculated as follows:

(1)                                At Partial Withdrawal, the Withdrawal Amount times the (MVA Factor minus 1); or

(2)                                At Surrender, the sum of Contract Value, plus any Penalty-Free Withdrawal Proceeds taken in the last 12 months, times the (MVA Factor minus 1).

The Market Value Adjustment Factor is

MVA Factor = [A/B]t

Where

A = [ 1 + the Effective Yield* of the appropriate Index on the Contract Date];

B = [ 1 + the Effective Yield* of the appropriate Index on the day before the Withdrawal or Surrender];

t = Number of days from the date of Surrender or Withdrawal to the next anniversary divided by 365, plus the number of whole years from the next anniversary to the end of the surrender charge period.

MVA Factor = 1 (one) after the surrender charge period.

*Calculated on a semi-annual compounding basis.

The MVA can be positive or negative and will never cause the Cash Surrender Value to be greater than the Contract Value or less than the Minimum Guaranteed Surrender Value.

MVA Index

If: (i) the Index is discontinued; (ii) We are unable to use the Index or; (iii) the calculation of the Index is changed substantially, We may substitute a suitable alternative index and will Notify You.

FIXED VALUE OPTION

The value of the Fixed Value Option equals:

(1)                                On Contract Date - the Fixed Value Initial Premium shown on Page 4, if any.

(2)                                At each Anniversary:

a.               The value of the Fixed Value Option on the last Anniversary**; plus

b.              Any Premiums paid since the last Anniversary; less

c.               Any Withdrawal Amounts since last Anniversary; plus

d.              Interest credited**; plus or minus

e.               Any Transferred Values on the current Anniversary.

(3)                                Between Anniversaries:

a.               The value of the Fixed Value Option on the last Anniversary**; plus

b.              Any Premiums paid since the last Anniversary; less

c.               Any Withdrawal Amounts since the last Anniversary; plus

d.              Interest credited.***

**When calculating Values on the first Anniversary or during the first Contract Year (or for the first month or during the first month on the Monthly Point to Point Indexed Value Option), use the Value on the Contract Date.

***Never less than FV-MGIR shown on Page 4.

INDEX

The Index on the Issue Date is shown on Page 4. If the Index is not available for any Index Date, We will use the Index on the first preceding day for which it is available. Indices are published in the Wall Street Journal. If: (i) the Index is discontinued; (ii) We are unable to use the Index or; (iii) the calculation of the Index is changed substantially, We may substitute a suitable alternative Index and will Notify You.

If the Index is discontinued during a Contract Year, We may transfer the value of Your Indexed Value Options to Your Fixed Value Option and credit the amount transferred with the Current Fixed Value Interest Rate for the remainder of the Contract Year. We treat any portion of the Contract Year in which the amount transferred remained in the Indexed Value Option as a full Contract Year for the purpose of crediting any Index Credits.

We may terminate or substitute any of the Indexed Value Options at any time by sending You written Notice at Your last known address at least 60 days in advance of the effective date on which the Indexed Value Option will terminate or be substituted.

INDEXED VALUE OPTIONS

The value of the Indexed Value Options equals the value of the Annual Point to Point Value Option plus the value of the Monthly Point to Point Value Option.

Annual Point to Point Value Option—The value of the Point to Point Value Option equals:

(1)                                On the Contract Date - The Annual Point to Point Value Option Initial Premium shown on Page 4, if any.

(2)                                At each Anniversary:

a.               The value of the Annual Point to Point Value Option on the last Anniversary*; less

b.              Any Withdrawal Amounts since the last Anniversary; plus

c.               Annual Point to Point Value Option Index Credits; plus or minus

d.              Any Transferred Values on the current Anniversary.

(3)                                Between Anniversaries:

a.               The value of the Annual Point to Point Value Option on the last Anniversary*; less

b..           Any Withdrawal Amounts since last Anniversary.

Monthly Point to Point Value Option — The value of the Monthly Point to Point Value Option equals:

(1)                                On the Contract Date - The MPT Value Option Initial Premium shown on Page 4, if any.

(2)                                At each Anniversary =

a.               The value of the MPT Value Option on the last Anniversary*; less

b.              Any Withdrawal Amounts since the last Anniversary; plus

c.               MPT Value Option Index Credit; plus or minus

d.              Any Transferred Values on the current Anniversary.

(3)                                Between Anniversaries =

a.               The value of the MPT Value Option on the last Anniversary*; less

b.              Any Withdrawal Amounts since last Anniversary.

*When calculating Values on the first Anniversary or during the first Contract Year (or for the first month or during the first month on the Monthly Point to Point Indexed Value Option), use the Value on the Contract Date.

Transferred Values: The values transferred from one Value Option to another Value Option on any Anniversary as provided in the Transfer of Values Option section on Page 11.

TRANSFER OF VALUES OPTION

On each Anniversary, You may transfer Your money between Your Fixed and/or Indexed Value Options, subject to a $1,000 minimum to maintain an Indexed Value Option. We calculate and apply Index Credits before we process transfers.

To transfer Your money between Value Options, We must receive Our completed Transfer of Values form on or before the Anniversary on which You want the transfer to occur, or on another date which We may determine later.

If mandated under applicable law, We may block an Owner’s account and refuse to process any request for transfer until We receive instructions from the appropriate regulator.

MINIMUM VALUES

To be maintained, the value of an Indexed Value Option must be at least $1,000. If, through Withdrawals or transfers, You reduce an Indexed Value Option to less than $1,000, We will automatically close that Indexed Value Option and transfer the remaining funds to Your Fixed Value Option on the next Contract Anniversary. To be maintained, Your Contract must contain at least the Minimum Contract Value Allowed as shown on Page 3. If through Withdrawals You reduce Your Contract Value to less than the Minimum Contract Value Allowed, Your Contract will automatically terminate and We will payout any remaining Cash Surrender Value.

INDEX CREDITS are added to the Indexed Value Options on the Contract Anniversary and are calculated as follows:

Annual Point to Point Index Credits -

(1)                                The Index Price on the current Contract Anniversary; less

(2)                                The Index Price on the last Anniversary;* divided by

(3)                                The Index Price on the last Anniversary;*

(4)                                Result not to exceed Cap; multiplied by

(5)                                The value of the Annual Point to Point Value Option on the last Anniversary;** less any Withdrawal Amounts during the last Contract Year.

Monthly Point to Point Index Credits -

(1)                                The value of the MPT Value Option on the last Anniversary;** less

(2)                                Any Withdrawal Amounts during the last Contract Year; multiplied by

(3)                                The MPT Sum.

MPT Sum: The MPT Sum is the sum of the twelve MPT Ratios during each Contract Year.

MPT Ratios:

•                  Index Price on each monthly Index Date; less

•                  The Index Price on the first preceding monthly Index Date;* divided by

•                  The Index Price on first preceding monthly Index Date;* (result not to exceed MPT Cap).

* When calculating an Index Credit for the first Anniversary (or for the first month on the Monthly Point to Point Indexed Value Option) use the applicable Index Price on the Contract Date.

**When calculating Values on the first Anniversary or during the first Contract Year (or for the first month or during the first month on the Monthly Point to Point Indexed Value Option), use the Value on the Contract Date.

Each Index Credit will never be less than zero (0).

CONTRACT PROCEEDS AND PAY-OUT PROVISIONS

MINIMUM BENEFITS

Any Proceed Pay-outs available under this Contract are at least the minimum required by the laws of the delivery state.

PREMIUM TAXES

If We are required to pay premium taxes, We re-calculate Your Proceeds at pay-out as if We had deducted premium taxes from Your Premiums as We received them.

PROCEEDS

Proceeds means the amount payable when: You take a Withdrawal; You Surrender this Contract; The Annuitant or Owner dies; or The Contract matures.

PAYMENT OF PROCEEDS

We pay Proceeds under the Automatic Settlement Option, unless You or Your Beneficiary elect to apply all or part of Death or Maturity Proceeds to provide payments under another Settlement Option or in a lump sum. We pay Death Proceeds to the Beneficiary on receipt of due proof of Death. We always pay Withdrawal and Surrender Proceeds in one sum unless You choose the Annuitization Option below. If pay-out is not immediate, We credit Interest on the Proceeds from the date of Withdrawal, Surrender, Maturity, or Death until pay-out. We add this Interest to the Proceeds and pay the greater of:

(1)                                The current rate of Interest We declare; or

(2)                                Any minimum rate required by the laws of the delivery state.

If mandated under applicable law, We may block an Owner’s account and refuse to process any request for Transfer, Withdrawal, Surrender or Death Proceeds until We receive instructions from the appropriate regulator.

ADJUSTMENT OF BENEFIT VALUES

If We find an error in the stated Age or sex of any Payee after making payments under a Settlement Option, We adjust the benefits to those that the Values of this Contract would have purchased using the correct Age and sex. If We find an error and We have made income payments, We:

(1)                                Pay the amount of any under-payments, plus 6% Interest, compounded annually; or

(2)                                Charge the amount of any over-payments, plus 6% Interest, compounded annually, against the next income payments.

ANNUITIZATION OPTION

You may annuitize Your Surrender Proceeds under this Contract after the first Contract Year for a life option with at least 5 years certain.

MATURITY PAY-OUT PROVISIONS

MATURITY BENEFIT

If the Contract is in force on the Maturity Date, We pay the Maturity Proceeds to the Annuitant as described in Payment of Proceeds section. The Maturity Proceeds equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value on the Maturity Date. We may change the mode of payment under a Settlement Option so each payment is at least $50.00.

Maturity benefits will not be less than those that would be provided by application of the Cash Surrender Value to purchase a single premium immediate annuity at purchase rates available at the time to the same class of Annuitants.

WITHDRAWAL AND SURRENDER PAY-OUT PROVISIONS

DEFERRAL OF PAYMENT

We may defer payment of any Surrender Proceeds for up to six months from the date You Notify Us, only after We receive written approval of deferral from the Commissioner of Insurance, and pay interest on the Proceeds as described in the Payment of Proceeds section.

WITHDRAWALS

Withdrawal Amount is the amount We deduct from Your Contract Value to provide the Withdrawal Proceeds and does not include any Surrender Charges or MVA adjustments. Withdrawal Proceeds include amounts withdrawn under both the Penalty-free Withdrawal and Partial Withdrawal Options as follows and are the actual amounts We pay to the Contract Owner after application of any applicable Surrender Charge and MVA adjustment:

(1)                                Penalty-free Withdrawal Option

Each Contract Year, after the first, You may take one Penalty-free Withdrawal of up to 10% of Your Contract Value. We determine the amount of Penalty-free Withdrawal Proceeds payable at the time of Withdrawal. Penalty-free Withdrawal Proceeds equal the Penalty-free Withdrawal amount You request. No MVA or Surrender Charges apply to Penalty-free Withdrawals. All Withdrawals taken after the end of the Surrender Charge Period are Penalty-free.

(2)                                Partial Withdrawal Option

You may make Partial Withdrawals at any time subject to Surrender Charges, MVA, and Minimum Values. We apply MVA and applicable Surrender Charges to:

a.               Amounts withdrawn in the first Contract Year;

b.              Amounts withdrawn in excess of the Penalty-free Withdrawal Option amount during the Surrender Charge Period; and

c.               Any Withdrawals taken after taking a Penalty-free Withdrawal in any Contract Year during the Surrender Charge Period.

We calculate MVAs and Surrender Charges as described on Pages 8 & 9, pay You the Withdrawal Proceeds, and adjust Your Values as described in Contract Values Provisions.

We deduct Withdrawals first from Your Fixed Value Option, then proportionally from Your Indexed Value Option (s) until We reach the amount You requested. We process Penalty-free Withdrawals before Partial Withdrawals. For example, if You request a Withdrawal in excess of the Penalty-free Withdrawal amount, the Penalty-free Withdrawal Option provision applies to the Penalty-free Withdrawal amount with no Surrender Charge or MVA, and the remaining amount falls under the Partial Withdrawal Option provision, and is affected by any applicable Surrender Charges and MVA. Some Limitations may apply, see Limitations section below.

SURRENDER

If You Surrender this Contract, We pay You the Surrender Proceeds in a single sum or under the Annuitization Option. Surrender Proceeds equal the Cash Surrender Value on the date of Surrender.

LIMITATIONS

(1)                                  No portion of a Surrender taken during the Surrender Charge Period can be Penalty-free.

(2)                                  We treat any Penalty-free Withdrawal You take within the 12 months before Surrender as having been made in anticipation of Surrender. Therefore, We apply a Surrender Charge and any applicable MVA to that amount at Surrender.

(3)                                  You must maintain Minimum Values, as described on Page 11.

DEATH PAY-OUT PROVISIONS

DEATH BENEFIT

We will pay the death proceeds of this Contract to the beneficiary(ies) upon receipt of due proof of death. Payment is subject to the provisions, terms and conditions of this Contract.

Annuitant’s Death -The Death Benefit Proceeds payable equal the greater of Contract Value or the Minimum Guaranteed Surrender Value on the Annuitant’s date of death in the case of a non-natural Owner.

Owner’s Death - The Death Benefit Proceeds payable equal the greater of the Contract Value or the Minimum Guaranteed Surrender Value on the Owner’s date of death.

If any Owner, or Annuitant in the case of a non-natural Owner, dies before the Maturity Date, We pay Death Proceeds to the Owner’s Beneficiary. If You did not choose a Settlement Option, the Beneficiary may make a selection within 60 days of Our receiving proof of death.

We pay out the entire Death Benefit Proceeds in a lump sum unless:

(1)                                It is payable to the Beneficiary over a 5 year period. Entire Death Benefit Proceeds must be paid within 5 years;

(2)                                It is payable over the lifetime, or life expectancy, of a designated Beneficiary. Payment must begin within one year of the date of death; or

(3)                                The designated Beneficiary is the Owner’s spouse and he or she continues the Contract in his or her name as new Owner.

Death after Maturity Date - If any Owner or the Annuitant dies after the Maturity Date and before the payment of the entire Maturity Proceeds, We pay any remaining balance as provided for in the Settlement Option selected, at least as rapidly as under the method of payment in effect at the Annuitant’s death.

Note: We pay Death Benefit Proceeds once, at death of the first to die of either an Owner or Annuitant.

INTEREST ON DEATH BENEFIT

We pay Interest on the Death Proceeds as described in Payment of Proceeds section.

BENEFICIARY

You named the Beneficiary in the Application. While the Annuitant is alive You may change the Beneficiary by Notifying Us. A change will take effect on the date We receive Notice. Any change is subject to payment or other action We take before receiving Notice.

Unless You Notify Us otherwise, these rules apply:

(1)                                If You name more than one Beneficiary, and any one Beneficiary dies before the Annuitant, We pay the Death Benefit Proceeds to any surviving Beneficiary(ies).

(2)                                If any Beneficiary dies within 30 days after the Annuitant dies and We receive Notice of the Death before We pay the Death Benefit Proceeds, We pay it as if the Beneficiary died before the Annuitant.

(3)                                If You have not named a Beneficiary when the Annuitant dies, We pay the Death Benefit Proceeds to the Annuitant’s estate.

(4)                                If no named Beneficiary is alive when the Annuitant dies, We pay the Death Benefit Proceeds to the Annuitant’s estate.

(5)                                We pay equal amounts when more than one Beneficiary is to share the Death Benefit Proceeds.

(6)                                When You do not state Beneficiaries by name (such as “children”), We may find who they are from sworn statements and not wait for court records. The word “child” means only a child born to, or adopted by, the Annuitant, it does not mean grandchild or stepchild.

SETTLEMENT OPTION PAY-OUT PROVISIONS

These are the guaranteed Pay-out options from which to choose at Maturity or Death of an Owner or Annuitant where there is a non-natural Owner. You may also choose any other Settlement Option We currently offer by Notifying Us. All Settlement Options are for a minimum of 5 years. We pay interest on the Proceeds as described in the Payment of Proceeds section.

OPTION 1 - INCOME FOR SPECIFIED PERIOD

We pay an income for a specific number of years in equal installments. We guarantee these payments to be at least those shown in Table 1.

OPTION 2 - LIFE INCOME

We pay equal monthly payments for a specified period certain and then for life. We guarantee these payments will be at least those shown in Table 2.

OPTION 3 - INCOME OF SPECIFIED AMOUNT

We pay income of the specified amount until the principal and interest are exhausted.

OPTION 4 - JOINT AND SURVIVOR INCOME

We pay equal monthly payments during the joint lifetime of the Annuitant and the named Beneficiary/Payee. We determine the payment by the Age and sex of each person from Table 3. The Annuitant must be at least 50 years old, and the Beneficiary/Payee must be at least 45 years old, at the time of the first monthly payment.

AUTOMATIC SETTLEMENT OPTION

The Automatic Settlement Option is life income with five years certain unless otherwise provided under the Internal Revenue Code. If You do not select a Settlement Option within 60 days of Maturity, the Automatic Settlement Option will take effect.

INTEREST ON SETTLEMENT OPTIONS

We pay at least the minimum rate required by the state of delivery.

EXCESS INTEREST

Excess Interest is the difference between Our current rates and the minimum rate required. We determine Excess Interest, if any, on Settlement Option amounts. We pay this excess under Option 1, 2, or 4 and add it to the period of payment under Option 3.

SUPPLEMENTARY CONTRACT

When We receive Notice requesting a Settlement Option, We issue a Supplementary Contract in exchange for this Contract, stating the terms under which We make payments. The Supplementary Contract states to whom We pay any remaining Proceeds if the Payee dies. Once a Supplementary Contract is in effect the method of pay-out cannot be changed and the contract cannot be commuted or assigned.

If any Owner of the Supplementary Contract dies before payments are complete, We pay any remaining balance at least as rapidly as under the method of payment in effect on the Owner’s date of death; provided however, that if the Owner is not an individual, then the Annuitant is deemed the Owner for purposes of this requirement.

TABLE 1

INCOME FOR SPECIFIED PERIOD FACTORS

NO. OF YEARS	MONTHLY	NO. OF YEARS	MONTHLY
PAYABLE	INSTALLMENTS*	PAYABLE	INSTALLMENTS*
1	N/A	11	8.42
2	N/A	12	7.80
3	N/A	13	7.26
4	N/A	14	6.81
5	17.49	15	6.42
6	14.72	16	6.07
7	12.74	17	5.77
8	11.25	18	5.50
9	10.10	19	5.26
10	9.18	20	5.04

* Monthly installments shown are for each $1,000 of net Proceeds applied at 2% Interest, which is subject to change as described on Page 15, Interest On Settlement Options.

TABLE 2

LIFE INCOME WITH SPECIFIED PERIOD CERTAIN FACTORS

			120		240
	Life Only		Months Certain		Months Certain
Age	Male	Female	Male	Female	Male	Female
15	$2.28	$2.21	$2.28	$2.21	$2.28	$2.21
16	$2.30	$2.23	$2.30	$2.23	$2.30	$2.23
17	$2.32	$2.24	$2.32	$2.24	$2.31	$2.24
18	$2.34	$2.26	$2.34	$2.26	$2.33	$2.26
19	$2.36	$2.28	$2.35	$2.28	$2.35	$2.27
20	$2.37	$2.29	$2.37	$2.29	$2.37	$2.29
21	$2.39	$2.31	$2.39	$2.31	$2.39	$2.31
22	$2.41	$2.33	$2.41	$2.33	$2.41	$2.33
23	$2.44	$2.35	$2.43	$2.35	$2.43	$2.34
24	$2.46	$2.37	$2.46	$2.37	$2.45	$2.36
25	$2.48	$2.39	$2.48	$2.39	$2.47	$2.38
26	$2.50	$2.41	$2.50	$2.41	$2.50	$2.40
27	$2.53	$2.43	$2.53	$2.43	$2.52	$2.42
28	$2.56	$2.45	$2.55	$2.45	$2.55	$2.45
29	$2.58	$2.48	$2.58	$2.47	$2.57	$2.47
30	$2.61	$2.50	$2.61	$2.50	$2.60	$2.49
31	$2.64	$2.52	$2.64	$2.52	$2.63	$2.52
32	$2.67	$2.55	$2.67	$2.55	$2.66	$2.54
33	$2.70	$2.58	$2.70	$2.58	$2.69	$2.57
34	$2.73	$2.61	$2.73	$2.60	$2.72	$2.60
35	$2.77	$2.63	$2.76	$2.63	$2.75	$2.63
36	$2.80	$2.67	$2.80	$2.66	$2.78	$2.65
37	$2.84	$2.70	$2.84	$2.70	$2.82	$2.69
38	$2.88	$2.73	$2.88	$2.73	$2.85	$2.72
39	$2.92	$2.77	$2.92	$2.76	$2.89	$2.75
40	$2.97	$2.80	$2.96	$2.80	$2.93	$2.79
41	$3.01	$2.84	$3.00	$2.84	$2.97	$2.82
42	$3.06	$2.88	$3.05	$2.88	$3.01	$2.86
43	$3.11	$2.92	$3.10	$2.92	$3.06	$2.90
44	$3.16	$2.96	$3.15	$2.96	$3.10	$2.94
45	$3.21	$3.01	$3.20	$3.00	$3.15	$2.98
46	$3.27	$3.06	$3.25	$3.05	$3.20	$3.02
47	$3.33	$3.11	$3.31	$3.10	$3.25	$3.07
48	$3.39	$3.16	$3.37	$3.15	$3.30	$3.12
49	$3.45	$3.21	$3.43	$3.20	$3.35	$3.16
50	$3.52	$3.27	$3.50	$3.26	$3.41	$3.22
51	$3.59	$3.33	$3.56	$3.32	$3.47	$3.27
52	$3.67	$3.40	$3.63	$3.38	$3.52	$3.32
53	$3.74	$3.46	$3.71	$3.45	$3.59	$3.38
54	$3.83	$3.53	$3.79	$3.51	$3.65	$3.44
55	$3.91	$3.61	$3.87	$3.59	$3.71	$3.50
56	$4.01	$3.69	$3.96	$3.66	$3.78	$3.56
57	$4.10	$3.77	$4.05	$3.74	$3.84	$3.63
58	$4.21	$3.86	$4.14	$3.82	$3.91	$3.70
59	$4.32	$3.95	$4.24	$3.91	$3.98	$3.77
60	$4.43	$4.05	$4.35	$4.01	$4.05	$3.84
61	$4.56	$4.15	$4.46	$4.10	$4.12	$3.91
62	$4.69	$4.27	$4.58	$4.21	$4.19	$3.98
63	$4.83	$4.39	$4.70	$4.32	$4.25	$4.06
64	$4.98	$4.51	$4.83	$4.43	$4.32	$4.13
65	$5.14	$4.65	$4.96	$4.55	$4.39	$4.21
66	$5.32	$4.79	$5.10	$4.68	$4.45	$4.29
67	$5.50	$4.95	$5.25	$4.82	$4.51	$4.36
68	$5.70	$5.11	$5.40	$4.96	$4.57	$4.43
69	$5.91	$5.29	$5.56	$5.11	$4.63	$4.50
70	$6.13	$5.48	$5.72	$5.27	$4.68	$4.57
71	$6.37	$5.69	$5.89	$5.44	$4.73	$4.63
72	$6.62	$5.91	$6.06	$5.61	$4.78	$4.69
73	$6.89	$6.16	$6.24	$5.80	$4.82	$4.74
74	$7.18	$6.42	$6.41	$5.98	$4.85	$4.79
75	$7.49	$6.70	$6.59	$6.18	$4.89	$4.83
76	$7.82	$7.01	$6.78	$6.38	$4.91	$4.87
77	$8.17	$7.34	$6.96	$6.58	$4.94	$4.90
78	$8.55	$7.70	$7.14	$6.79	$4.96	$4.93
79	$8.96	$8.09	$7.31	$6.99	$4.98	$4.96
80	$9.39	$8.51	$7.49	$7.20	$4.99	$4.98
81	$9.86	$8.97	$7.65	$7.40	$5.00	$4.99
82	$10.36	$9.46	$7.81	$7.59	$5.01	$5.01
83	$10.89	$10.00	$7.97	$7.78	$5.02	$5.02
84	$11.46	$10.59	$8.11	$7.95	$5.03	$5.02
85	$12.06	$11.22	$8.25	$8.11	$5.03	$5.03
86	$12.71	$11.90	$8.37	$8.26	$5.04	$5.03
87	$13.40	$12.63	$8.49	$8.39	$5.04	$5.04
88	$14.14	$13.41	$8.59	$8.51	$5.04	$5.04
89	$14.92	$14.23	$8.68	$8.62	$5.04	$5.04
90	$15.75	$15.11	$8.77	$8.71	$5.04	$5.04
91	$16.63	$16.02	$8.84	$8.80	$5.04	$5.04
92	$17.57	$16.97	$8.91	$8.87	$5.04	$5.04
93	$18.56	$17.97	$8.97	$8.93	$5.04	$5.04
94	$19.63	$19.01	$9.02	$8.99	$5.04	$5.04
95	$20.77	$20.10	$9.06	$9.04	$5.04	$5.04
96	$22.01	$21.26	$9.10	$9.04	$5.04	$5.04
97	$23.37	$22.50	$9.12	$9.11	$5.04	$5.04
98	$24.88	$23.88	$9.14	$9.13	$5.04	$5.04
99	$26.60	$25.43	$9.16	$9.15	$5.04	$5.04
100	$28.57	$27.21	$9.17	$9.16	$5.04	$5.04
101	$30.84	$29.28	$9.17	$9.17	$5.04	$5.04
102	$33.48	$31.70	$9.18	$9.18	$5.04	$5.04
103	$36.57	$34.56	$9.18	$9.18	$5.04	$5.04
104	$40.20	$37.96	$9.18	$9.18	$5.04	$5.04
105	$44.50	$42.00	$9.18	$9.18	$5.04	$5.04
106	$49.61	$46.86	$9.18	$9.18	$5.04	$5.04
107	$55.74	$52.73	$9.18	$9.18	$5.04	$5.04
108	$63.15	$59.88	$9.18	$9.18	$5.04	$5.04
109	$72.20	$68.70	$9.18	$9.18	$5.04	$5.04
110	$83.42	$79.72	$9.18	$9.18	$5.04	$5.04
111	$97.59	$93.78	$9.18	$9.18	$5.04	$5.04
112	$116.03	$112.26	$9.18	$9.18	$5.04	$5.04
113	$141.56	$138.22	$9.18	$9.18	$5.04	$5.04
114	$187.79	$185.87	$9.18	$9.18	$5.04	$5.04

Installments shown are monthly and are for each $1,000 of net Proceeds applied. Based on 2000 Individual Annuity Table, applied at 2% Interest, which is subject to change as described on Page 15, Interest On Settlement Options.

TABLE 3

JOINT AND SURVIVOR INCOME FACTORS

We will establish values for Age or sex combinations not shown in the table on request. They will be calculated on the same basis as those in this table.

	Male Age
Female Age	45	50	55	60	65	70
45	$2.79	$2.86	$2.91	$2.95	$2.97	$2.99
50	$2.89	$3.00	$3.09	$3.15	$3.20	$3.23
55	$2.98	$3.13	$3.26	$3.38	$3.47	$3.53
60	$3.06	$3.25	$3.44	$3.61	$3.76	$3.88
65	$3.11	$3.34	$3.59	$3.84	$4.08	$4.28
70	$3.15	$3.41	$3.71	$4.04	$4.39	$4.72

Installments shown are monthly and are for each $1,000 of net Proceeds applied. Based on 2000 Individual Annuity Table a, applied at 2% Interest, and subject to change as described on Page 15, Interest On Settlement Options.

TABLE OF GUARANTEED VALUES

Your Values will never be less than shown here if You pay Your Initial Premium at issue, pay additional Planned Premium Amounts as You indicated on Your Application, and don’t take any Withdrawals. The Cash Surrender Value is calculated as described on Page 8 and equals the greater of the Contract Value less Surrender Charges or the Minimum Guaranteed Surrender Value. The Death Benefit equals the greater of the Contract Value or Minimum Guaranteed Surrender Value.

End of Contract Year	Premium(s)	Cash Surrender Value	Death Benefit
1	$20,000	$18,400	$20,000
2	4,000	22,320	24,000
3	4,000	26,320	28,000
4	4,000	32,000	32,000
5	4,000	36,000	36,000

6	4,000	40,000	40,000
7	4,000	44,000	44,000
8	4,000	48,000	48,000
9	4,000	52,000	52,000
10	4,000	56,000	56,000

11	4,000	60,000	60,000
12	4,000	64,000	64,000
13	4,000	68,000	68,000
14	4,000	72,132	72,132
15	4,000	76,767	76,767

16	4,000	81,471	81,471
17	4,000	86,245	86,245
18	4,000	91,091	91,091
19	4,000	96,010	96,010
20	4,000	101,003	101,003

25	4,000	127,112	127,112
30	4,000	155,239	155,239

Maturity	$156,000	$185,540	185,540

Minimum Guaranteed Surrender Value at Maturity: $185,540

These values are based on the following:

Total Initial Premium: $20,000.00

Planned Premium Amount: $4,000.00

Planned Premium Mode: Annual

INDEX-4-09R-3

19

TABLE OF GUARANTEED VALUES

Your Values will never be less than shown here if You pay Your Initial Premium at issue, pay additional Planned Premium Amounts as You indicated on Your Application, and don’t take any Withdrawals. The Cash Surrender Value is calculated as described on Page 8 and equals the greater of the Contract Value less Surrender Charges or the Minimum Guaranteed Surrender Value. The Death Benefit equals the greater of the Contract Value or Minimum Guaranteed Surrender Value.

End of Contract Year	Premium(s)	Cash Surrender Value	Death Benefit
1	$20,000	$18,400	$20,000
2	4,000	22,320	24,000
3	4,000	26,320	28,000
4	4,000	30,400	32,000
5	4,000	34,560	36,000

6	4,000	40,000	40,000
7	4,000	44,000	44,000
8	4,000	48,000	48,000
9	4,000	52,000	52,000
10	4,000	56,000	56,000

11	4,000	60,000	60,000
12	4,000	64,000	64,000
13	4,000	68,000	68,000
14	4,000	72,132	72,132
15	4,000	76,767	76,767

16	4,000	81,471	81,471
17	4,000	86,245	86,245
18	4,000	91,091	91,091
19	4,000	96,010	96,010
20	4,000	101,003	101,003

25	4,000	127,112	127,112
30	4,000	155,239	155,239

Maturity	$156,000	$185,540	$185,540

Minimum Guaranteed Surrender Value at Maturity:   $185,540 These values are based on the following:

Total Initial Premium: $20,000.00

Planned Premium Amount: $4,000.00

Planned Premium Mode: Annual

INDEX-4-09R-5

19

TABLE OF GUARANTEED VALUES

Your Values will never be less than shown here if You pay Your Initial Premium at issue, pay additional Planned Premium Amounts as You indicated on Your Application, and don’t take any Withdrawals. The Cash Surrender Value is calculated as described on Page 8 and equals the greater of the Contract Value less Surrender Charges or the Minimum Guaranteed Surrender Value. The Death Benefit equals the greater of the Contract Value or Minimum Guaranteed Surrender Value.

End of Contract Year	Premium(s)	Cash Surrender Value	Death Benefit
1	$20,000	18,400	20,000
2	4,000	22,320	24,000
3	4,000	26,320	28,000
4	4,000	30,400	32,000
5	4,000	34,560	36,000

6	4,000	38,800	40,000
7	4,000	43,120	44,000
8	4,000	48,000	48,000
9	4,000	52,000	52,000
10	4,000	56,000	56,000

11	4,000	60,000	60,000
12	4,000	64,000	64,000
13	4,000	68,000	68,000
14	4,000	72,132	72,132
15	4,000	76,767	76,767

16	4,000	81,471	81,471
17	4,000	86,245	86,245
18	4,000	91,091	91,091
19	4,000	96,010	96,010
20	4,000	101,003	101,003

25	4,000	127,112	127,112
30	4,000	155,239	155,239

Maturity	$156,000	$185,540	$185,540

Minimum Guaranteed Surrender Value at Maturity: $185,540

These values are based on the following:

Total Initial Premium: $20,000.00

Planned Premium Amount: $4,000.00

Planned Premium Mode: Annual

INDEX-4-09R-7

EAGLE

LIFE INSURANCE COMPANY

[P. O. Box 71279]

[Des Moines, Iowa 50325-0279]

FLEXIBLE PREMIUM DEFERRED ANNUITY CONTRACT WITH INDEX-LINKED INTEREST
OPTIONS

Index Credits currently linked to the S&P 500 Index

With Market Value Adjustment Provision

Which May Increase or Decrease Cash Surrender Values

Death Benefit Prior to Maturity

Monthly Income at Maturity

No Dividends

INDEX-4-09R